EXHIBIT 10.29

NOTE CONVERSION AGREEMENT

This Note Conversion Agreement is entered into effective as of this 8th day of June 2012, by and between Joseph Albert (“the Holder”),  The Guitammer Company, an Ohio corporation ("Guitammer-Ohio") and The Guitammer Company, a Nevada corporation ("Guitammer-Nevada").

RECITALS

WHEREAS, the parties acknowledge that on May 18, 2011, Guitammer-Ohio caused the formation of Guitammer-Nevada and entered into a Plan and Agreement of Reorganization with Guitammer-Nevada to form a holding company structure whereby Guitammer-Ohio became a wholly owned subsidiary of Guitammer-Nevada; and.

WHEREAS, Joseph Albert holds a Promissory Note dated as of January 11, 2011, in the aggregate principal amount of $100,000 (the “Principal”)  of Guitammer-Ohio with remaining balance at June 8, 2012 of $85,000, that bearsinterest (the “Interest”) at the rate of 7.0% per annum,  (the “Note”); and

WHEREAS, the Holder, and the board of directors of Guitammer-Ohio and Guitammer-Nevada deem it advisable and in the best interests of said Holder and the corporation and their respective shareholders that the Principal of the Note may be convertible into shares of Common Stock of Guitammer-Nevada (the “Common Stock”) at the option of the Holder.

NOW THEREFORE, for the mutual consideration set out herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Conversion of Note.  The Note shall be convertible into shares of Common Stock, on the terms and conditions set forth in this Section 1.

(a)           Conversion Right.  The Holder shall be entitled to convert the outstanding and unpaid Debt into fully paid and non-assessable shares of Common Stock.  Guitammer-Nevada shall pay any and all stock transfer, stamp, documentary and similar taxes (excluding any taxes on the income or gain of the Holder) that may be payable with respect to the issuance and delivery of shares of Common Stock to the Holder upon conversion of  Conversion Amount.  To the extent permitted by law, Guitammer-Nevada and the Holder acknowledge and agree that conversion of the Conversion Amount into shares of Common Stock pursuant to the terms of this Section 1(a) will not be treated as a taxable transaction and Guitammer-Nevada and the Holder agrees to report any such conversion in a manner consistent with the foregoing treatment.

(b)           Conversion Rate.  The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 1(a) (the “Conversion Rate”) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (as defined below).

(i)           “Conversion Amount” means the sum of (A) the Principal and (B) accrued and unpaid Interest with respect to such Principal.

(ii)           “Conversion Price” means $0.25.

(c)           Mechanics of Conversion.

(i)           Conversion.  To convert the Conversion Amount into shares of Common Stock on June 8, 2012 (a “Conversion Date”), the Holder shall transmit by facsimile (or otherwise deliver), for receipt on or prior to 4:00 p.m., Nevada Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to Guitammer-Nevada.  On or before 4:00 p.m., Nevada Time, on the first (1st) Business Day following the date of receipt of a Conversion Notice, Guitammer-Nevada shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder (at the facsimile number provided in the Conversion Notice) and Guitammer-Nevada’s transfer agent, if any (the “Transfer Agent”).  On or before 4:00 p.m., Nevada Time, on the third (3rd) Business Day following the date of receipt of a Conversion Notice (the “Share DeliveryDate”), Guitammer-Nevada shall (X) provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, cause the Transfer Agent to credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee's balance account with DTC through its Deposit/Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, or if the Holder otherwise requests, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or his designee, for the number of shares of Common Stock to which the Holder shall be entitled.

(ii)           Legend. Each certificate for the shares of Common Stock to be issued to the Holder pursuant to this Section 1 will bear the following restrictive legend:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO GUITAMMER-NEVADA.

2.             The Holder Representations. The Holder, represents and warrants to Guitammer-Nevada that the statements contained in this Section 2 are true and correct as of the date hereof.

2.1           The Holder is an “accredited investor” as defined by Rule 501 of Regulation D under the Securities Act of 1933 (the “Act”), and the Holder is capable of evaluating the merits and risks of its investment in the Common Stock and has the ability and capacity to protect its interests.

2.2           The Holder understands that the Common Stock has not been registered under the Act on the ground that the issuance thereof is exempt under Section 4(2) of the Act and/or Regulation D thereunder as a transaction by an issuer not involving any public offering and that, in the view of the Securities and Exchange Commission (the “Commission”), the statutory basis for the exception claimed would not be present if any of the representations and warranties of the Holder contained in this Agreement are untrue or, notwithstanding the Holder’s representations and warranties,  the Holder currently has in mind acquiring any of the Common Stock for resale upon the occurrence or non-occurrence of some predetermined event.

2.3           The Holderelects to convert the outstanding and unpaid Conversion Amount into shares of Common Stock, it is acquiring such shares of Common Stock as principal for its own account, and not for the benefit of any other person, for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing of the shares of Common Stock in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the Commission thereunder, and applicable state securities laws; and that an investment in the shares of Common Stock is not a liquid investment.

2.4           The Holder confirms that The Holder has had the opportunity to ask questions of, and receive answers from, Guitammer-Nevada or any authorized person acting on its behalf concerning Guitammer-Nevada and its business and to obtain any additional information, to the extent possessed by Guitammer-Nevada (or to the extent it could have been acquired by Guitammer-Nevada without unreasonable effort or expense) necessary to verify the accuracy of the information received by the Holder.  In connection therewith, the Holder acknowledges that the Holder has had the opportunity to discuss Guitammer-Nevada’s business, management and financial affairs with Guitammer-Nevada’s management or any authorized person acting on its behalf.  The Holder has received and reviewed all the information concerning Guitammer-Nevada and the Common Stock, both written and oral, that the Holder desires.  Without limiting the generality of the foregoing, the Holder has been furnished with or has had the opportunity to acquire, and to review all information, both written and oral, that the Holder desires with respect to Guitammer-Nevada’s business, management, financial affairs and prospects.  In determining whether to convert the outstanding and unpaid Conversion Amount into shares of Common Stock, the Holder has relied solely on the Holder’s own knowledge and understanding of Guitammer-Nevada and its business based upon the Holder’s own due diligence investigations and Guitammer-Nevada’s filings with the Commission.

2.5           The Holder has carefully considered and has discussed with its legal, tax, accounting and financial advisors, to the extent the Holder has deemed necessary, the suitability to convert the outstanding and unpaid Conversion Amount into shares of Common Stock for the Holder’s particular federal, state, provincial, local and foreign tax and financial situation and has independently determined that to convert the outstanding and unpaid Conversion Amount into shares of Common Stock is a suitable investment for the Holder.  The Holder understands that it (and not Guitammer-Nevada) shall be responsible for the Holder’s own tax liability that may arise as a result of the investment in the Common Stock or the transactions contemplated by this Agreement.

2.6           The Holder acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk and that the Holder can bear the economic risk of investing in the Common Stock, including a total loss of its investment.  The Holder recognizes and understands that no federal, state, provincial or foreign agency has recommended or endorsed the purchase of the Common Stock.  The Holder acknowledges that it has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of an investment in the Common Stock and of making an informed investment decision with respect thereto.

3.            Miscellaneous.

(a)           Further Assurances.  At any time, and from time to time, after the date hereof, each party will execute such additional instruments and take such action as may be reasonably requested by another party to carry out the intent and purposes of this Agreement.

(b)           Amendment.  This Agreement may be amended only in writing as agreed to by all parties hereto.

(c)           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person, by fax or sent by prepaid first class registered or certified mail, return receipt requested to the address provided by one party to the other.

(d)           Recitals and Headings.  The above Recital clauses are contractual and material parts of this Agreement. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(e)           Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f)           Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

(g)           Severability.  If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

(h)           Applicable Law.  This Agreement shall be construed and governed by the internal laws of the State of Nevada.

(i)            Jurisdiction and Venue.  Each party hereto irrevocably consents to the jurisdiction and venue of the state or federal courts located in Delaware County, State of Ohio, in connection with any action, suit, proceeding or claim to enforce the provisions of this Agreement, to recover damages for breach of or default under this Agreement, or otherwise arising under or by reason of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

HOLDER: Joseph Albert,

By:	/s/Joseph Albert

THE GUITAMMER COMPANY, an Ohio corporation

By:	/s/ Mark A. Luden
Mark A. Luden
Chief Executive Officer

THE GUITAMMER COMPANY, a Nevada corporation

By:	/s/ Mark A. Luden
Mark A. Luden
Chief Executive Officer

EXHIBIT I

CONVERSION NOTICE

Reference is made to the Note Conversion Agreement entered into effective as of the 8th day of June,2012, by and between Joseph Albert, The Guitammer Company, an Ohio corporation and The Guitammer Company, a Nevada corporation.   In accordance with and pursuant to such Agreement, the undersigned hereby elects to convert the Conversion Amount (as defined in the Agreement) of the Note indicated below into shares of Common Stock par value $0.001 per share (the “Common Stock”) of The Guitammer Company, a Nevada Corporation, as of the date specified below.

Date of Conversion:	June 08, 2012

Aggregate Conversion Amount to be converted:	$85,000

Please confirm the following information:

Conversion Price:	At $.25 per share

Number of shares of common stock to be issued:	340,000

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:	Joseph Albert

Facsimile Number:

Authorization:	Joseph Albert

By:	/s/ Joseph Albert

Dated:	06/05/2012